UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2009

Patient Portal Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-107826	02-0656132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

8276 Willett Parkway, Baldwinsville, NY 13027
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code:  (315) 638-6708

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry Into Material Definitive Agreement

On May 21, 2009 Patient Portal Technologies, Inc. closed on its debt restructuring transaction with Dutchess Private Equity Fund.

In return for Dutchess retiring all of its approximately $ 6.6 million of long term debt and interest, all of its approximately 22 million outstanding warrants and releasing its collateral position in the company’s assets, Dutchess will receive up to $500,000 of cash within 10 days of the Company closing a financing transaction, be issued $7.5 million of convertible Preferred Stock and receive approximately 1.7 million shares of the Company’s outstanding common stock.

ITEM 9.01             Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1           Press Release May 22, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 22, 2009
By:	/s/ Kevin Kelly
Kevin Kelly
CEO